UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2004

Xenonics Holdings, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2004, Xenonics Holdings, Inc. ("Xenonics") and its wholly owned subsidiary, Xenonics, Inc., entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Lightrays, Ltd., a California limited partnership ("Lightrays").

Pursuant to the Settlement Agreement, Xenonics and Lightrays settled a dispute regarding their rights and obligations under an Agreement for License and Transfer of Intellectual Property Rights dated March 27, 1997, as amended (the "1997 License Agreement"). In connection with the settlement, (1) Xenonics agreed to issue 97,000 shares of common stock to Lightrays, and (2) Lightrays agreed to transfer to Xenonics all of Lightrays’ right, title and interest in and to the intellectual property that is covered by the 1997 License Agreement. Reference is made to the Settlement Agreement, which is attached to this Report on Form 8-K as Exhibit 10.1, for a complete description of the terms of the settlement between Xenonics and Lightrays.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc

December 8, 2004	By:	/s/ Alan P. Magerman

Name: Alan P. Magerman
Title: Chief Executive Officer

Xenonics Holdings, Inc

December 8, 2004	By:	/s/ Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release among Xenonics Holdings, Inc., Xenonics, Inc. and Lightrays, Ltd.